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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                            Commission Only (as Permitted
[ ] Definitive Proxy Statement              by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[x] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                   Burlington Northern Santa Fe Corporation
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               (Name of Registrant as Specified In Its Charter)


                   Burlington Northern Santa Fe Corporation
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:


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CERTAIN INFORMATION CONCERNING PARTICIPANTS

     Burlington Northern Santa Fe Corporation (BNSF) and certain other persons named below may be deemed to be participants in the solicitation of proxies of BNSF stockholders to approve the proposed combination between BNSF and Canadian National Railway Company (CN). The participants in this solicitation may include the directors of BNSF: Joseph F. Alibrandi, Jack S. Blanton, John J. Burns, Jr., George Deukmejian, Robert D. Krebs (also Chairman and Chief Executive Officer of BNSF), Bill M. Lindig, Vilma S. Martinez, Roy S. Roberts, Marc J. Shapiro, Arnold R. Weber, Robert H. West, J. Steven Whisler, Edward E. Whitacre, Jr., Ronald B. Woodard, and Michael B. Yanney; the following executive officers of BNSF: Matthew K. Rose (President and Chief Operating Officer), Charles L. Schultz (Executive Vice President and Chief Marketing Officer), Thomas N. Hund (Senior Vice President, Chief Financial Officer, and Treasurer), Carl R. Ice (Senior Vice President - Operations), Jeffrey R. Moreland (Senior Vice President-Law and Chief of Staff), and Dennis R. Johnson (Vice President and Controller); and the following other members of management and employees of BNSF and its subsidiaries: Gary L. Crosby (Vice President-Law and General Counsel), A. R. (Skip) Endres, Jr. (Vice President - Government Affairs), Bruce E. Freeman (Vice President and Chief Information Officer), Marsha K. Morgan (Vice President - Investor Relations and Corporate Secretary), Richard A. Russack (Vice President - Corporate Relations), Shelley J. Venick (Vice President and General Tax Counsel), Richard E. Weicher (Vice President and Senior Regulatory Counsel), Jean R. Arndt (Vice President - Network Support), Stevan B. Bobb (Group Vice President - Agricultural Commodities), Stephen G. Branscum (Group Vice President - Consumer Products), Rollin D. Bredenberg (Vice President - Service Design and Performance), Jeffrey J. Campbell (Vice President and Chief
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Sourcing Officer), M. David Dealy (Vice President - Transportation), Frederick
G. (Fritz) Draper (Vice President - Terminal and Equipment), George T. Duggan (Vice President - Chemicals), John J. Fleps (Vice President - Labor Relations), Ricci L. Gardner (Vice President - Human Resources), David L. Garin (Group Vice President - Industrial Products), Ken J. Kempker (Vice President - Internal Audit), Craig Hill (Vice President - Engineering and Mechanical), Ernest L.
(Buck) Hord (Vice President - Operations UP/SP Lines), Thomas G. Kraemer (Group Vice President -Coal), James J. O'Neil (Vice President - Property and Facility Management), David S. Quilici (Vice President - Coal Marketing), Kathleen A. Regan (Vice President - Automotive), Peter J. Rickershauser (Vice President - Network Development), Sami M. Shalah (Vice President - Coal Marketing), Gregory
W. Stengem (Vice President - Safety, Training and Service Support), and Paul R. Hoferer (General Counsel). As of the date of this filing, none of the foregoing participants individually beneficially owns in excess of 1% of BNSF common stock. For additional information concerning interests of certain of these individuals in the proposed combination, see "Interests of Certain Persons in the Combination" contained in the registration statement on Form F4/S-4 filed by North American Railway, Inc. and CN with the Securities and Exchange Commission in connection with the securities to be issued in the combination, which also includes the preliminary proxy statement for the shareholders meetings to be held for approval of the combination. The registration statement has not been declared effective. This document may be obtained for free at the SEC's Web site, www.sec.gov.
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